UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2007
ROCKWELL MEDICAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Michigan	000-23-661	38-3317208

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30142 Wixom Road, Wixom, Michigan	48334

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (248) 960-9009
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 24, 2007, Rockwell Medical Technologies, Inc. (the “Company” or “we”) held its annual meeting of shareholders. At the annual meeting, the 2007 Long Term Incentive Plan (the “LTIP”) was approved by shareholders. A copy of the LTIP is attached to the proxy statement of the Company filed with the Securities and Exchange Commission on April 18, 2007.
     Upon approval of the LTIP by shareholders on May 24, 2007, the Company’s 1997 Stock Option Plan terminated as to future grants.
Shares Subject to the LTIP
     The Company has reserved an aggregate of 1,000,000 shares of its common stock, no par value (the “Common Shares”), to be awarded under the LTIP. To prevent dilution or enlargement of the rights of participants under the LTIP, appropriate adjustments will be made by the Compensation Committee of the Board (the “Compensation Committee”) if any change is made to our outstanding Common Shares by reason of any merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting our Common Shares or its value.
Administration
     The LTIP will be administered by the Compensation Committee. The Compensation Committee has the power to select participants who will receive awards, to make awards under the LTIP and to determine the terms and conditions of awards (subject to the terms and conditions of the LTIP). All employees, directors and consultants who are selected by the Compensation Committee in its sole discretion from time to time are eligible to participate in the LTIP.
Types of Plan Awards
     The Compensation Committee may grant incentive and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units and performance-based cash and stock awards under the LTIP. The Compensation Committee may also grant annual incentive cash awards under the LTIP. The terms of each award will be set forth in a written agreement with the recipient.
Termination of Employment or Services
     Options and Stock Appreciation Rights. Unless otherwise provided in the related grant agreement, if a participant’s employment or services are terminated for any reason prior to the date that an option or stock appreciation right becomes vested, the right to exercise the option or stock appreciation right terminates and all rights cease unless otherwise provided in the grant agreement. If an option or stock appreciation right becomes vested prior to termination of employment or services for any reason other than death or disability, then the participant has the right to exercise the option or stock appreciation right to the extent it was exercisable upon termination before the earlier of three months after termination or the expiration of the option or stock appreciation right unless otherwise provided in the related grant agreement. If termination is due to the participant’s death or disability, then the participant or his or her estate may exercise the option or stock appreciation right to the extent it was exercisable upon termination until its expiration date, subject to any limitations in the grant agreement. The Compensation Committee may, in its discretion, accelerate the participant’s right to exercise an option or extend the option term, subject to any other limitations.
     Restricted Stock and Restricted Stock Units. If a participant’s employment or services are terminated for any reason, the restricted shares are generally forfeited to the Company (subject to a refund by the Company of any purchase price paid by the participant). The Compensation Committee, however, may provide, in its sole discretion, in the participant’s agreement or otherwise that restricted stock or restricted stock units will continue after termination of employment or services. With limited exceptions, the Compensation Committee may also waive any restrictions.

     Performance Awards. Performance awards expire and are forfeited upon termination of a participant’s employment or services for any reason. The Compensation Committee, however, with limited exceptions, may provide in the grant agreement or otherwise for a continuation of the award after termination or waive any conditions or restrictions for such awards.
     Annual Incentive Awards. If a participant’s employment or services are terminated due to disability or death, the participant, or his or her estate, is entitled to a pro-rata payment of the annual incentive award, which will be paid at the same time as regular annual incentive awards are paid. Unless otherwise determined by the Compensation Committee, if a participant’s employment or services are terminated for any reason other than death or disability, he or she forfeits the right to the annual incentive award for that fiscal year.
Termination and Amendment
     No new awards may be granted under the LTIP on or after April 11, 2017. The Board may terminate the LTIP or the granting of any awards under the LTIP at any time. In addition, the Board may amend the LTIP and the Compensation Committee may amend the terms of outstanding awards, but shareholder approval will be required for any amendment that materially increases benefits under the LTIP, increases the Common Shares available under the LTIP (except pursuant to the adjustment provisions of the LTIP), changes the eligibility provisions or modifies the LTIP in a manner requiring shareholder approval under any applicable stock exchange rule.
Change in Control of the Company
     Awards under the LTIP are generally subject to special provisions upon the occurrence of a change in control transaction of the kind described in the LTIP. Under the LTIP, the Compensation Committee may provide in a grant agreement or otherwise that upon a change in control transaction (i) all outstanding options or stock appreciation rights immediately become fully vested and exercisable; (ii) any restriction period on any Common Shares immediately lapse and the shares become freely transferable; (iii) all performance goals are deemed to have been satisfied and any restrictions on any performance award immediately lapse and the awards become immediately payable; (iv) all performance measures are deemed to have been satisfied for any outstanding annual incentive award, which immediately become payable; or (v) awards may be treated in any other way as determined by the Compensation Committee. The Compensation Committee may also determine that upon a change in control, any outstanding option or stock appreciation right be cancelled in exchange for payment in cash, stock or other property for each vested share in an amount equal to the excess of the fair market value of the consideration to be paid in the change in control transaction over the exercise price. If we merge with another entity and the successor company assumes awards payable in Common Shares, the Compensation Committee may provide that such awards will not be accelerated as described above as long as the consideration is substantially equal in fair market value to that of the Common Shares subject to the awards.
Item 9.01  Financial Statements and Exhibits.
Exhibit 10.18	2007 Long Term Incentive Plan, incorporated by reference to the Proxy Statement for the Annual Meeting of Shareholders filed on April 18, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL TECHNOLOGIES, INC.
Date: May 30, 2007	By:	/s/ Thomas E. Klema
Thomas E. Klema Its: Chief Financial Officer